UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2012

MEDICAL ALARM CONCEPTS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 West Church Road, Suite B, King of Prussia, PA		19406
(Address of principal executive offices)		(Zip Code)

(877) 639-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2012, Medical Alarm Concepts Holdings, Inc. (the Company) reached agreement with an accredited investor to increase the previously established credit line to $750,000 from the previously reported balance of $422,293.78. Funds from this credit line have been and will be used for general corporate purposes, development of strategic marketing programs, inventory acquisition to meet the growing demand being seen for the Company's MediPendant product, initial MotorBooster inventory acquisition, radio spot creation, and for the purchasing of radio air time to support the MotorBooster product launch. Under the terms of the credit line, all loans are due and payable within 12 months of receipt of funds and bear interest at a rate 8% per annum. These loans result in no shareholder dilution and there are no provisions within the terms allowing for conversion of this debt to common or preferred shares.

On May 8, 2012, the Company signed an agreement with advertising and marketing firm Fried/Drake/Green of Needham, Massachusetts. Under the terms of the agreement Fried/Drake/Green will perform various marketing and advertising services on behalf of the Company relating to the introduction of the MotorBooster product into the marketplace. Fried/Drake/Green will receive no upfront cash from the Company but instead will be paid 8.5% of gross sales for the first six months of the program and 5% for the next six months, or until the agency's fees are paid, which are estimated at between $70,000 and $75,000. Costs associated with the MotorBooster marketing program that are not directly associated with professional agency's fees will be the responsibility of the Company.

Item 8.01. Other Events.

On May 16, 2012, the Company was advised by a leading retail warehouse discount chain, of the acceptance of its website design to promote the Company’s MediPendant product. This website going live, anticipated over the coming days, is expected to signify the beginning of the marketing phase of their strategic alliance partnership agreement announced on December 19, 2011. Under the terms of the partnership, the retailer will be marketing and promoting the MediPendant™ to its existing customer base via its website and in their subscriber magazine.

On May 10, 2012, the Company revised its agreement with the patent holder of the MediPendant™ technology extending the use of the intellectual property rights for its lifesaving personal medical alarm technology through the end of March 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012		MEDICAL ALARM CONCEPTS HOLDING, INC.

	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer